SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SANDISK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation (the “Company”), which will be held on May 20, 2004 at 8:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company and (ii) to ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending January 2, 2005.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

      After reading the Proxy Statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope as promptly as possible but no later than May 20, 2004. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company’s 2003 Annual Report on Form 10-K has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Eli Harari
President and Chief Executive Officer

Sunnyvale, California

April 12, 2004

IMPORTANT

Please read the attached proxy statement carefully and mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

PROXY STATEMENT
General
Voting Rights
Revocability of Proxies
Solicitation of Proxies
Stockholder Proposals to Be Presented at the Next Annual Meeting
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Nominees
Business Experience of Nominees for Election as Directors
Board Meetings and Committees
Consideration of Director Nominees
Director Compensation
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
FORM 10-K
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER BUSINESS

SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 20, 2004

TO OUR STOCKHOLDERS:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation, a Delaware corporation (the “Company”), to be held on May 20, 2004 at 8:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Dr. Eli Harari, Irwin Federman, Judy Bruner, Michael E. Marks, Dr. James D. Meindl and Alan F. Shugart.

2. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending January 2, 2005.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

      Only stockholders of record at the close of business on March 30, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

      All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and mark, sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, please sign and submit all proxy cards to assure that all of your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Eli Harari
President and Chief Executive Officer

Sunnyvale, California

April 12, 2004

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

SANDISK CORPORATION
TO BE HELD MAY 20, 2004

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SanDisk Corporation, a Delaware corporation (the “Company” or “SanDisk”), of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2004, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 30, 2004 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 8:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089.

      This Proxy Statement and the enclosed proxy card will be first mailed to stockholders entitled to vote at the Annual Meeting on or about April 12, 2004.

Voting Rights

      The close of business on March 30, 2004 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the record date, the Company had approximately 161,481,281 shares of common stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, held by approximately 341 stockholders of record. Each holder of record at the close of business on March 30, 2004 is entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (six at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The six candidates receiving the highest number of votes will be elected. The Company’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting discretionary authority to vote proxies cumulatively. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Board of Directors and, when the proxy card is returned and is properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If you sign and return the proxy card but do not vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1 and 2, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

      The affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of directors. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote is required for the ratification of Ernst & Young LLP as independent public accountants of the Company. An automated system administered by the Company’s transfer agent tabulates stockholder votes. Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares but who does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has retained a proxy solicitation firm, The Altman Group, Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to $5,500, plus expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Except as described above, the Company does not intend to solicit proxies other than by mail.

Stockholder Proposals to Be Presented at the Next Annual Meeting

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting must be received no later than December 13, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before February 26, 2005.

      The Annual Report on Form 10-K of the Company, for the fiscal year ended December 28, 2003, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

      The current Board of Directors consists of six members. There is currently one vacancy on the Board of Directors. The Board of Directors has not nominated an individual to fill the vacancy. It is intended that the proxies will be voted for the six nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. Five of the current directors were elected to the Board of Directors by the stockholders at the last annual meeting and one, Michael E. Marks, was appointed to the Board of Directors in August 2003. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them “FOR” the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

Nominees

      Set forth below is information regarding the nominees to the Board of Directors.

			First Elected/Appointed
Name	Position(s) with the Company	Age	as a Director

Dr. Eli Harari(3)	President, Chief Executive Officer and Director	58	1988
Irwin Federman(1)	Chairman of the Board and Director	68	1988
Judy Bruner(1)	Director	45	2002
Michael E. Marks(2)(4)	Director	53	2003
Dr. James D. Meindl(2)	Director	70	1989
Alan F. Shugart(1)(2)(4)	Director	73	1993

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Special Option Committee

(4)	Member of the Nominating and Corporate Governance Committee

Business Experience of Nominees for Election as Directors

      Dr. Harari, the founder of the Company, has served as the President and Chief Executive Officer and as a director of the Company since June 1988. Dr. Harari founded Wafer Scale Integration, a privately held semiconductor company, in 1983 and was its President and Chief Executive Officer from 1983 to 1986, and Chairman and Chief Technical Officer from 1986 to 1988. From 1973 to 1983, Dr. Harari held various management positions with Honeywell Inc., Intel Corporation and Hughes Aircraft Microelectronics. Dr. Harari holds a Ph.D. in Solid State Sciences from Princeton University and has 111 U.S. patents and 40 foreign patents issued in the field of non-volatile memories and storage systems. Dr. Harari is a board member of Tower Semiconductor Ltd., a public company in which SanDisk holds a minority investment.

      Mr. Federman has served as a director of the Company since September 1988. Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman also serves as a director for Centillium Communications, Inc., a developer and supplier of communications integrated circuits; Nuance Communications, Inc., a speech recognition software company; Check Point Software Technologies Ltd., a security software company, and various private corporations. Mr. Federman holds a B.S. in Economics from Brooklyn College.

      Ms. Bruner has served as a director of the Company since July 2002. Ms. Bruner has been Senior Vice President and Chief Financial Officer of palmOne, Inc., a provider of handheld computing and communications solutions, since September 1999. From April 1988 to September 1999, Ms. Bruner held several executive and management positions at 3Com Corporation, a network equipment company. From April 1998 to September 1999, Ms. Bruner was Vice President, Finance and Corporate Controller of 3Com. From October 1996 to April 1998, Ms. Bruner was the Vice President, Finance for 3Com’s Enterprise Systems Business Unit and from June 1995 to October 1996, she served as 3Com’s Vice President and Corporate Treasurer. Prior to joining 3Com, Ms. Bruner served as the Vice President and Chief Financial Officer for Ridge Computers Inc., a privately held company that designed and manufactured computer systems. She was with Ridge Computers Inc. from December 1984 until April 1988. From July 1980 to December 1984, Ms. Bruner held a variety of accounting and finance positions at Hewlett-Packard Company. Ms. Bruner also serves on the Board of Directors of Ciphergen Biosystems, Inc. Ms. Bruner holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Santa Clara University.

      Mr. Marks has served as a director of the Company since August 2003. Mr. Marks has been the Chief Executive Officer of Flextronics since January 1994 and was Chairman of the Board from July 1993 to January 2003. Mr. Marks has been a Director of Flextronics since December 1991 and also serves as a board member of Alien Technology, a leading supplier of radio frequency identification (RFID) hardware, KLA Tencor, a manufacturer of semiconductor fabrication equipment, and is a member of the Advisory Board of Tsinghua University, Beijing, China. Prior to joining Flextronics, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company. Mr. Marks received a B.A. and M.A. from Oberlin College and his M.B.A. from Harvard Business School.

      Dr. Meindl has served as a director of the Company since March 1989. Dr. Meindl has been the Joseph M. Pettit Chair Professor of Microelectronics at the Georgia Institute of Technology in Atlanta, Georgia since 1993. From 1986 to 1993, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost of Rensselaer Polytechnic Institute. While at Stanford University from 1967 to 1986, he was the John M. Fluke Professor of Electrical Engineering and Director of the Stanford Electronics Laboratory and the Center for Integrated Systems. Dr. Meindl serves as a director of Zoran, Inc., a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics and digital imaging markets, and Stratex Networks, Inc., formerly DMC Stratex Networks, Inc., providers of high-speed wireless transmission solutions. Dr. Meindl holds a B.S., M.S. and Ph.D. in Electrical Engineering from Carnegie-Mellon University.

      Mr. Shugart has served as a director of the Company since January 1993. Mr. Shugart founded Seagate Technology, Inc. in 1979, building the company into the world’s largest independent manufacturer of disk drives and related components. In 1998, he left Seagate to establish Al Shugart International, a venture capital and public relations company. Mr. Shugart also serves as a director of Valence Technology, Inc., a leader in the development and commercialization of Saphion® technology and Lithium-ion polymer rechargeable batteries, and Cypress Semiconductor Corporation, a provider of high-performance solutions for personal, network access, enterprise, metro switch and core communications-system applications. Mr. Shugart holds a B.S. in Engineering/ Physics from the University of Redlands.

Board Meetings and Committees

      The Board of Directors held eleven meetings during fiscal 2003. During fiscal 2003, each member of the Board of Directors attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year or the portion thereof following such person’s appointment to the Board and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year or the portion thereof following such person’s appointment to one or more of those committees. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Special Option Committee.

Communications with the Board

      The Company encourages stockholder communications with its Board of Directors. Any stockholder communications with the Board of Directors of the Company may be submitted either via postal mail or email.

Postal Mail

Postal mail submissions should be directed to the following address

Board of Directors
c/o Investor Relations
SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089

Email

Individuals may also communicate with the Board by submitting an email to the Company’s Board at BOD@sandisk.com. Email submitted to this email address will be relayed to all directors.

Communications Intended for Non-Management Directors

Communications that are intended specifically for non-management directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Corporate Governance Committee.

Company Policy Regarding Board Member Attendance at Annual Meetings

      The Company encourages attendance by each incumbent director and each nominee to the Board at its Annual Meeting of Stockholders. Five board members attended the Company’s 2003 Annual Meeting of Stockholders.

Audit Committee

      The Audit Committee of the Board of Directors held seven meetings during fiscal 2003. The Audit Committee, which is comprised of Directors Bruner, Federman and Shugart, oversees on behalf of the Board of Directors, the integrity of the Company’s financial statements, the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s internal accounting, audit and financial controls. The Board of Directors adopted and approved a revised written charter for the Audit Committee in April 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com. The Board of Directors has determined that Ms. Bruner is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board of Directors has determined that each of the members of this Committee, including Ms. Bruner, is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Compensation Committee

      The Compensation Committee of the Board of Directors held three meetings during fiscal 2003. The Compensation Committee is comprised of Directors Marks, Meindl and Shugart. The Compensation Committee has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans. The Board of Directors has determined that each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the

National Association of Securities Dealers, Inc. The Board of Directors adopted a charter for the Compensation Committee in February 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) held one meeting during fiscal 2003 and met subsequent to the end of the last fiscal year to recommend to the full Board each of the nominees for election to the Board of Directors, as presented herein. At the time that Mr. Marks was appointed to the Board, he was recommended by the non-management directors of the Board and by the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee, established in October 2002, is comprised of Directors Marks and Shugart. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee in February 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com. The Nominating and Corporate Governance Committee identifies and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Consideration of Director Nominees

Stockholder Nominees

      The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors”. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications”.

      The Nominating and Corporate Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting.

      The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described below; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

      Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to:

Chairman of the Nominating and Corporate Governance Committee
SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089

Director Qualifications

      The Nominating and Corporate Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company Boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

      The Nominating and Corporate Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the Nominating and Corporate Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

      The Nominating and Corporate Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Corporate Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Corporate Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

◦	For incumbent directors standing for re-election, the Nominating and Corporate Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company Boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.

      After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Corporate Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Corporate Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Corporate Governance Committee.

Special Option Committee

      The Special Option Committee of the Board of Directors was formed in October 1999 with the authority to grant options solely to employees other than officers and directors. The Special Option Committee, comprised of Director Harari, acted by written consent on approximately 51 occasions during fiscal 2003.

Director Compensation

      For the 2003 fiscal year, the Company paid each non-employee Board member an annual retainer fee of $15,000, except that the fee paid to Mr. Marks was pro-rated to reflect his appointment to the Board after the start of the fiscal year. Non-employee Board members also receive cash compensation for their attendance at Board and Committee meetings. Such individuals are compensated for their service at Board meetings at the rate of $2,000 for in-person meetings and $1,000 for telephonic meetings. Board members are compensated for their service at Audit Committee Meetings at the rate of $1,500 for in-person meetings and $750 for telephonic meetings. Board members are compensated for their service at all other Committee meetings at the rate of $1,000 for in-person meetings and $500 for telephonic meetings. In addition, each non-employee Board member is also reimbursed for expenses incurred in connection with his or her attendance at Board or Committee meetings. Non-employee Board members are also eligible to receive automatic option grants under the Company’s 1995 Non-Employee Directors Stock Option Plan (the “Directors Plan”).

      Each individual who was re-elected as a non-employee Board member at the 2003 Annual Meeting received at that time an automatic option grant under the Directors Plan to purchase 32,000 shares of Common Stock, provided such individual had served as a non-employee Board member for at least six months prior to that date. Accordingly, each of the following non-employee Board members re-elected to the Board at the 2003 Annual Meeting received an option grant on June 3, 2003, the date of that meeting, for 32,000 shares with an exercise price of $18.22 per share: Messrs. Federman, Meindl, Shugart and Ms. Bruner. The Directors Plan also provides for an option grant of 128,000 shares of Common Stock to each newly elected or appointed non-employee member of the Board. Accordingly, upon Mr. Marks’ appointment to the Board on August 29, 2003, he received an option grant under the Directors Plan for 128,000 shares with an exercise price of $30.225 per share.

      Each automatic option grant has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and has a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each automatic option grant is immediately exercisable for any or all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each annual 32,000-share option grant made to each non-employee Board member re-elected at the 2003 Annual Meeting will vest upon the optionee’s completion of one year of Board service measured from the grant date. The shares subject to each 128,000-share option grant made to each newly elected or appointed non-employee member of the Board vests in a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. In addition, each automatic option grant may, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock, be surrendered to the Company for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with such tender offer over (ii) the exercise price payable per share.

      The Board of Directors recommends that the stockholders vote FOR the election of all of the above nominees.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 2, 2005, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for this subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

      Ernst & Young LLP has audited the Company’s financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2003 and 2002

      During the 2003 and 2002 fiscal years Ernst & Young LLP provided various audit, audit-related and non-audit services to the Company as follows:

	2003	2002

(a) Audit Fees	$482,000	$424,000
(b) Audit Related Fees	171,000	210,000
(c) Tax Fees	522,000	602,000
(d) All Other Fees	—	—

(a)	Audit fees consist of professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. These audit fees also include professional services provided in connection with the audit of the Company’s employee benefit plan and other statutory audits of subsidiaries or affiliates of the Company.

(b)	Audit related fees consist of primarily of accounting consultations, services provided in connection with regulatory filings, services and other attestation services.

(c)	For fiscal 2003 and 2002, tax fees principally included tax compliance fees, including expatriate compliance services. Total compliance fees were $372,000 and $242,000 for 2003 and 2002, respectively. Tax fees also include tax advice and tax planning fees of $150,000 and $360,000 for fiscal 2003 and 2002, respectively.

(d)	All other fees would include risk management advisory services, treasury advisory services or pension advisory services.

      All of the 2003 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, which requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. The Audit Committee may delegate to any member of the Audit Committee the authority to pre-approve, in accordance with Section 10A under the Securities Exchange Act of 1934, services not prohibited by law to be performed by the Company’s independent auditors. Under the Company’s Pre-Approval Policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to certain specified maximum amounts. The Audit Committee has appointed Ms. Bruner as the Audit Committee Delegate and as such, Ms. Bruner reports any decision to pre-approve permissible services to the full Audit Committee at its next regular meeting.

      The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence.

      The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ending January 2, 2005.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 30, 2004 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (as determined at the fiscal year ended December 28, 2003), and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o SanDisk Corporation, 140 Caspian Court, Sunnyvale, California 94089.

      Unless otherwise indicated and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 30, 2004, including, but not limited to, upon the exercise of a stock option.

      Percentage of beneficial ownership is based upon 161,481,281 shares of Common Stock outstanding on March 30, 2004. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 30, 2004, including, but not limited to, upon the exercise of a stock option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended. The following table includes all greater than 5% stockholders as indicated on 13G filings made with the Securities and Exchange Commission (the “SEC”) during 2003 and 2004.

	Amount and Nature of Beneficial Ownership

Name or Group of Beneficial Owners	Number of Shares	Percentage Owned(%)

Entities Controlled by Marsh & McLennon Companies, Inc and Putnam, LLC(1)	12,554,796	7.77
Entities Controlled by Citigroup, Inc.(2)	12,513,326	7.75
Judy Bruner(3)	128,400	*
Nelson Chan(4)	557,643	*
Irwin Federman(5)	158,744	*
Michael Gray (6)	204,754	*
Dr. Eli Harari(7)	5,767,989	3.57
Michael E. Marks(8)	210,000	*
Sanjay Mehrotra(9)	716,913	*
Dr. James D. Meindl(10)	157,864	*
Alan F. Shugart(11)	64,000	*
All directors and executive officers as a group (9 persons)(12)	7,966,307	4.93

*	Less than 1% of the outstanding Common Stock.

(1)	The principal address of Marsh & McLennon Companies, Inc (“MMC”) is 1166 Avenue of the Americas, New York, NY and the principal address of Putnam, LLC d/b/a Putnam Investments (“PI”) Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company (“PAC”) is One Post Office Square, Boston, Massachusetts 02109. Pursuant to a joint Schedule 13G dated February 13, 2004 filed with the SEC by and on behalf of MMC, PI, PIM and PAC, MMC reported that it had shared voting and dispositive power over no shares of common stock, PI reported that it had shared voting power over 2,445,728 shares of common stock and shared dispositive power over 12,554,796 shares of common stock, PIM reported that it had shared voting power over 589,824 shares of common stock and shared dispositive power over 9,234,066 shares of common stock, and PAC reported that it had shared voting power over 1,855,904 shares of common stock and shared dispositive power over 3,320,730 shares of common stock.

(2)	The principal address of Citigroup, Inc. is 399 Park Avenue, New York, New York 10043 and the principal address of Citigroup Global Markets Inc. (“CGM”), Citigroup Financial Products Inc. (“CFP”), and Citigroup Global Market Holdings Inc. (“CGMH”) is 388 Greenwich Street, New York, New York 10013. Pursuant to a joint Schedule 13G/ A dated February 13, 2004 filed with the SEC by and on behalf of CGM, CFP, CGMH and Citigroup, Inc., CGM reported that it had shared voting and dispositive power over 9,290,962 shares of common stock, CFP reported that it had shared voting and dispositive power over 9,290,962 shares of common stock, CGMH reported that it had shared voting and dispositive power over 12,275,122 shares of common stock, and Citigroup, Inc. reported that it had shared voting and dispositive power over 12,513,326 shares of common stock.

(3)	Comprised of 400 shares held as community property in the name of Ms. Bruner and her husband, and 128,000 shares subject to immediately exercisable options granted to Ms. Bruner, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(4)	Includes 553,344 shares subject to outstanding options owned by Mr. Chan, which were exercisable on March 30, 2004 or within 60 days after that date. Also includes 10 shares owned by Mr. Chan’s spouse and 387 shares subject to outstanding options granted to Mr. Chan’s spouse, which were exercisable on March 30, 2004 or within 60 days after that date. Mr. Chan disclaims beneficial ownership of the securities held by his spouse.

(5)	Includes 64,000 shares subject to immediately exercisable options granted to Mr. Federman, but some of the shares subject to those options would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(6)	Includes 2,692 shares held in the name of a trust for the benefit of Mr. Gray and his spouse. Also includes 202,062 shares subject to outstanding options granted to Mr. Gray, which were exercisable on March 30, 2004 or within 60 days of that date.

(7)	Includes 3,266,570 shares held in the name of a trust for the benefit of Dr. Harari and his spouse. Also includes 2,299,217 shares subject to outstanding options granted to Dr. Harari, which were exercisable on March 30, 2004, or within 60 days after that date. Also includes 45,332 shares owned directly by his son and 141,972 shares held in the name of a trust for the benefit of his children.

(8)	Includes 5,000 shares held in the name of a trust for the benefit of Mr. Marks and his spouse, 65,000 shares held by a limited liability company controlled by Mr. Marks, 6,000 shares held in the name of a trust for the benefit of his son and 6,000 shares held in the name of a trust for the benefit of his daughter. Also includes 128,000 shares subject to immediately exercisable options granted to Mr. Marks, but some of the shares subject to those options would, if exercised, be subject to a repurchase right of the Company that lapses over time.

(9)	Includes 92,814 shares held in the name of a trust for the benefit of Mr. Mehrotra and his spouse. Also includes 624,099 shares subject to outstanding options granted to Mr. Mehrotra, which were exercisable on March 30, 2004 or within 60 days after that date.

(10)	Comprised of 61,864 shares held as community property in the name of Dr. Meindl and his spouse and 96,000 shares subject to immediately exercisable options granted to Dr. Meindl, but some of the shares subject to those options would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(11)	Comprised of 64,000 shares subject to immediately exercisable options granted to Mr. Shugart, but some of the shares subject to those options would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(12)	Includes shares subject to options exercisable within 60 days after March 30, 2004, including those identified in notes (3), (4), (5), (6), (7), (8), (9), (10) and (11).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2003 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 fiscal year, the Company believes that all executive officers, stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, except that one late form 4 report was filed for each of the following executive officers in connection with the option grant made to each of them on January 21, 2003: Mssrs. Chan, Gray, Harari and Mehrotra.

Equity Compensation Information for Plans or Individual Arrangements with Employees and Non-Employees

      The following table provides information as of December 28, 2003 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options to acquire shares of the Company’s Common Stock under equity compensation plans or arrangements assumed by the Company in connection with its acquisitions of other companies, that originally granted those options, and there are no assumed plans under which any options to acquire such shares may be currently granted.

	(A)	(B)	(C)

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued Upon	Exercise	Future Issuance Under
	Exercise of	Price of	Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	19,391,896 (3)	$11.21	14,626,470 (4)
Equity Compensation Plans Not Approved by Stockholders(2)	0	N/A	4,000,000
Total	19,391,896	$11.21	18,626,470

(1)	Consists solely of the 1995 Stock Option Plan, as amended (the “1995 Stock Option Plan”), the 1995 Employee Stock Purchase Plan, as amended, 1995 International Employee Stock Purchase Plan, as amended, (collectively, the “Purchase Plans”), and the 1995 Non-Employee Directors Stock Option Plan, as amended (the “1995 Non-Employee Directors Stock Option Plan”).

(2)	Consists solely of the Special Stock Option Plan. No options under this Plan have been issued.

(3)	Excludes purchase rights accruing under the Company’s Purchase Plans, which have a combined stockholder-approved reserve of 5,916,864 shares. Under the Purchase Plans, each eligible employee may purchase up to 3,000 shares of Common Stock at the end of each six-month offering period (the last U.S. business day in January and July each year) at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into that six-month offering period or (ii) the closing selling price per share on the purchase date.

(4)	Consists of shares available for future issuance under the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, and the Purchase Plans. As of December 28, 2003,

11,371,042 shares of Common Stock were available for issuance under the 1995 Stock Option Plan, 790,478 shares of Common Stock were available for issuance under the 1995 Non-Employee Directors Stock Option Plan, and 2,464,950 shares of Common Stock were available for issuance under the combined share reserve for the Purchase Plans. The number of shares of Common Stock available for issuance under the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, and under the combined share reserve for the Purchase Plans automatically increases on the first trading day of each calendar year by an amount equal to 4.36%, 0.2% and 0.43%, respectively, of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, or the combined share reserve under the Purchase Plans exceed 8,000,000 shares, 400,000 shares, and 800,000 shares of Common Stock, respectively.

Special Stock Option Plan

      The Special Stock Option Plan (the “Special Plan”) was implemented by the Board in January 2000, as a non-stockholder approved plan under which option grants may be made to employees, including executive officers, in connection with their commencement of employment with the Company. The Board has authorized 4,000,000 shares of Common Stock for issuance under the Special Plan. All option grants must have an exercise price per share not less than the fair market value per share of the Common Stock on the grant date. No option may have a maximum term in excess of ten years, and each option will be subject to earlier termination within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary corporation). The option will vest in one or more installments over the optionee’s period of service with the Company. However, all outstanding options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan will be non-statutory stock options under the federal tax laws. As of March 30, 2004, there were no outstanding options under the Special Plan, and 4,000,000 shares remained available for future option grants.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the SEC on or about March 12, 2004. Stockholders may obtain a copy of this report, without charge, by writing to Charles Van Orden, Vice President, General Counsel and Secretary of the Company, at the Company’s principal executive offices located at 140 Caspian Court, Sunnyvale, California 94089. The Annual Report on Form 10-K is also available on the Company’s website at www.sandisk.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years by (i) the Company’s Chief Executive Officer and (ii) each of the other executive officers of the Company whose salary and bonus for the 2003 fiscal year was in excess of $100,000. Such individuals will be hereafter referred to as the “Named Executive Officers”. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2003 fiscal year has resigned or terminated employment during that fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Years	Salary($)(1)	Bonus($)(2)	Options(#)	($)(3)

Dr. Eli Harari	2003	538,491	1,000,000	600,000	6,000
President, Chief Executive	2002	425,230	485,100	400,000	5,100
Officer, Director	2001	458,607	0	0	5,100
Sanjay Mehrotra	2003	318,148	500,000	250,000	6,000
Executive Vice President and	2002	262,282	185,356	30,000	4,761
Chief Operating Officer	2001	246,175	0	208,000	4,669
Nelson Chan	2003	276,404	400,000	150,000 (4)	6,000
Senior Vice President and	2002	238,213	128,458	70,000	5,100
General Manager, Retail	2001	226,945	0	40,000	5,100
Business Unit
Michael Gray	2003	251,724	161,544	100,000	6,000
CFO, Senior Vice President,	2002	202,105	88,888	78,000	4,944
Finance & Administration	2001	177,780	0	3,000	5,100

(1)	Includes salary deferral contributions to the Company’s 401(k) Plan.

(2)	Bonus earned for the year indicated but paid in the following year.

(3)	Company paid 401(k) match.

(4)	Does not include an option for 2,000 shares granted to Mr. Chan’s spouse in 2003. Mr. Chan disclaims any beneficial ownership of the options held by his spouse.

Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 2003. Except for the limited stock appreciation rights described in footnote (3) below, no stock appreciation rights were granted to those individuals during fiscal 2003.

Individual Grants

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to			For Option Term(6)
	Options Granted	Employees in	Exercise Price	Expiration
Name	(#)(2)(3)	Fiscal Year(4)	($/Sh)(5)	Date	5%($)	10%($)

Dr. Eli Harari	11,280	.19	8.865	1/20/13	62,888	159,370
	588,720	9.88	8.865	1/20/13	3,282,203	8,317,746
Sanjay Mehrotra	19,850	.33	8.865	1/20/13	110,667	280,451
	230,150	3.86	8.865	1/20/13	1,283,121	3,251,680
Nelson Chan(1)	9,376	.16	8.865	1/20/13	52,272	132,469
	140,624	2.36	8.865	1/20/13	784,000	1,986,810
Michael Gray	6,250	.10	8.865	1/20/13	34,845	88,303
	93,750	1.57	8.865	1/20/13	522,670	1,324,549

(1)	Does not include options for 2,000 shares granted to Mr. Chan’s spouse. Mr. Chan disclaims beneficial ownership of the options held by his spouse.

(2)	Each of the listed options became exercisable for 25% of the option shares upon the optionee’s continuation in service through January 21, 2004 and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from January 21, 2004.

(3)	Each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the acquiring entity. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each option includes a limited stock appreciation right that will allow the optionee, upon the acquisition of 25% or more of the Company’s outstanding voting stock pursuant to a hostile tender offer, to surrender that option to the Company, to the extent the option is at the time exercisable for vested shares, in exchange for a cash distribution based on the tender offer price.

(4)	The Company granted options to purchase 5,960,244 shares of Common Stock to employees during fiscal 2003.

(5)	The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date, or the extent permissible under applicable law and Company policy, through a cashless exercise procedure involving a same day sale of the purchased shares.

(6)	Potential gains are net of exercise price, but before taxes associated with exercise. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels of assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the 2003 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (3) to the Stock Options table above, no stock appreciation rights were exercised during such year or were outstanding at the end of that year.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options
	Shares	Aggregate	Options at FY-End(#)		at FY-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Eli Harari	160,000	6,000,719	2,077,968	1,150,000	46,402,604	25,562,312
Sanjay Mehrotra	100,000	1,753,836	508,393	476,417	11,383,885	10,893,132
Nelson Chan(3)	60,000	1,389,539	470,222	303,750	9,107,432	6,423,994
(4)	3,952	49,504	653	3,575	11,972	77,206
Michael Gray	78,376	1,403,550	152,750	207,250	2,576,635	4,670,604

(1)	Based on the fair market value of the Company’s Common Stock at December 26, 2003, the last trading day of the Company’s fiscal year which ended December 28, 2003, $30.56 per share (the closing selling price of the Company’s Common Stock on that date on the Nasdaq National Market), less the exercise price payable for such shares.

(2)	Equal to the fair market value of the shares at the time of acquisition over the option exercise price paid for those shares.

(3)	Options exercised, and outstanding options held, by Mr. Chan.

(4)	Option exercises, and outstanding options held, by Mr. Chan’s spouse. Mr. Chan disclaims beneficial ownership of those options.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 28, 2003, included in the Company’s Annual Report on Form 10-K for that year.

      The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

      The Audit Committee has discussed with the Company’s independent public auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Judy Bruner
Irwin Federman
Alan Shugart

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company’s executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s 1995 Stock Option Plan under which option grants may be made to executive officers and other key employees.

      General Compensation Policy. The overall policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry in which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and based upon both the Company’s financial performance and the individual officer’s personal performance and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

      Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2003 fiscal year are summarized below. The Compensation Committee may, however, at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

      • Base Salary. For comparative compensation purposes for the 2003 fiscal year, the Compensation Committee selected a peer group of companies both within and outside the industry which are comparable in size and growth pattern with the Company and which compete with the Company for executive talent. The base salary for each officer was then determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 2002 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company’s executive officers for the 2003 fiscal year ranged from the 50th percentile to the 60th percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 2002 fiscal year data for those companies.

      In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with stock price performance, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the S&P Semiconductor Index which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

      • Annual Incentive Compensation. For the 2003 fiscal year, the Compensation Committee continued to utilize a traditional profit-sharing formula as the first step in establishing the cash incentive component of each executive officer’s compensation package rather than to tie such incentive compensation to any specific performance measures or milestones. Under the profit-sharing formula in effect for the 2003 fiscal year, a designated percentage of the Company’s pre-tax profits was to be set aside to fund the bonus pool for the executive officers. Each officer’s participation in that pool was based upon a target bonus, which ranged from 45% to 100% of the officer’s base salary for the 2003 fiscal year. However, the actual bonuses paid from the pool were calculated by using a multiplier, which reflected both the officer’s individual performance in the 2003 fiscal year and the Company’s overall performance for such fiscal year versus budget, and that multiplier ranged from 250% of base salary for exceptional performance to 0% for performance requiring improvement. Accordingly, the executive officer’s incentive compensation for the 2003 fiscal year was dependent first upon the size of the bonus pool tied to the Company’s pre-tax profits and then upon both the officer’s individual performance and the Company’s overall financial performance for the year. The Compensation Committee may also recommend a discretionary bonus in recognition of special contributions during the year. For the 2003 fiscal year, such discretionary bonuses were awarded to Sanjay Mehrotra, Executive Vice President, Chief Operating Officer and General Manager of the OEM Business Unit, Nelson Chan, Senior Vice President and General Manager of the Retail Business Unit, and Michael Gray, Senior Vice President and Chief Financial Officer, in recognition of their contributions to the Company’s achievement of exceptional financial results in fiscal year 2003 that exceeded by more than 20% the fiscal year 2003 Operating Plan approved by the Board of Directors.

      • Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). Each option generally vests and becomes exercisable in installments over the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

      CEO Compensation. The Compensation Committee approved a $113,000 increase to the annual rate of base salary for Dr. Harari, the Company’s Chief Executive Officer and President, for the 2003 fiscal year, raising his salary from $425,000 to $538,000. It has been the continuing objective of the Compensation Committee to provide Dr. Harari with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. However, the base salary component of Dr. Harari’s compensation package is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Harari’s compensation is not affected to any significant degree by Company performance factors and, for the 2003 fiscal year, was at the 50th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Dr. Harari for the 2003 fiscal year were entirely dependent upon financial performance and provided no dollar guarantees. Dr. Harari’s share of the profit-sharing pool established for the 2003 fiscal year was $1,000,000 because the Company’s performance exceeded expectations for the 2003 fiscal year. His total incentive compensation for the 2003 fiscal year was 200% of his target bonus for that year. In addition, the Compensation Committee decided to award Dr. Harari 600,000 additional stock options (post split) during the 2003 fiscal year. The options are intended to provide Dr. Harari with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation, since the grants are subject to four-year vesting schedules and will not have any value unless the market price of the Company’s common stock appreciates over the market price in effect at the time the grants were made.

      Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. Except for Dr. Harari, the compensation treated as non-performance based under Section 162(m) did not exceed the $1 million limit for any of the Company’s executive officers for the 2003 fiscal year. The total cash compensation for Dr. Harari did exceed the $1 million limit due to the cash bonus paid to him under the profit-sharing plan as a result of the Company’s exceptional performance in 2003. That plan was not previously submitted to stockholder approval, and all compensation paid under that plan was accordingly subject to the $1 million limitation. It is not expected that the compensation to be paid to the Company’s executive officers for the 2004 fiscal year will exceed that limit, although it is possible that the cash compensation payable to Dr. Harari for that year may exceed such limit if the Company once again exceeds its performance milestones for the 2004 fiscal year. However, the Compensation Committee believes it is important to maintain cash incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. The Compensation Committee believes that in establishing the incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, through cash bonus programs tied to the Company’s financial performance, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. However, the Company’s 1995 Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation.

Submitted by the Compensation Committee
of the Board of Directors

Michael E. Marks
Dr. James D. Meindl
Alan F. Shugart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors was formed in June 1990 and is comprised of Directors Michael E. Marks, Dr. James D. Meindl and Alan F. Shugart. None of these individuals was at any time during fiscal 2003, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      None of the Company’s executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option Plan, the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as plan administrator of the 1995 Stock Option Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a successful tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Standard & Poors 500 Stock Index, a broad market index published by S&P, and a selected S&P Semiconductor Company stock index compiled by Morgan Stanley & Co. Incorporated. The comparison for each of the periods assumes that $100 was invested on December 28, 1998 in the Company’s Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the S&P Semiconductor Company Stock Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.

Comparison of Cumulative Total Return From

December 28, 1998 to December 26, 2003
SanDisk Corporation, S&P 500 Stock Index
And S&P Semiconductor Company Stock Index

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

      The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s directors and officers, and the Company’s Restated Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current directors and executive officers has entered into separate indemnification agreements with the Company. Finally, the Certificate and Bylaws limit the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL.

      The Company intends that all future transactions between the Company and its officers, directors, principal stockholders and their affiliates be approved by the Audit Committee, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eli Harari
President and Chief Executive Officer

April 12, 2004

Proxy — SanDisk Corporation

This proxy is Solicited on Behalf of SanDisk Corporation’s Board of Directors for the Annual Meeting to be held on May 20, 2004.

Eli Harari and Charles Van Orden, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of SanDisk Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders on May 20, 2004, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

YOUR VOTE IS IMPORTANT.

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

SanDisk Corporation

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Dr. Eli Harari	☐	☐	04 – Michael E. Marks	☐	☐
02 – Irwin Federman	☐	☐	05 – Dr. James D. Meindl	☐	☐
03 – Judy Bruner	☐	☐	06 – Alan F. Shugart	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending January 2, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

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